Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of March 8, 2011 between

SYMS CORP, a New Jersey corporation (the “Lead Borrower”),

FILENE’S BASEMENT, LLC (together with the Lead Borrower, collectively, the “Borrowers”),

each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), and

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, the Borrowers, the Lenders, the Administrative Agent and the Collateral Agent have entered into a certain Credit Agreement dated as of August 27, 2009 (as amended by that certain First Amendment to Credit Agreement dated as of January 7, 2011 by and among the Borrowers, the Lenders, the Administrative Agent and the Collateral Agent, and as further amendment and in effect, the “Credit Agreement”), pursuant to which the Agents and the Lenders have established a revolving credit facility in favor of the Borrowers; and

WHEREAS, the Borrowers have requested that the Agents and the Lenders establish a term loan facility under the Credit Agreement in the amount of $10,000,000 to be secured (i) on a first out basis by certain real property of the Borrowers located in Secaucus, New Jersey and (ii) on a last out basis by the existing Collateral (as defined in the Credit Agreement) under the revolving facility; and

WHEREAS, the Borrowers, the Lenders, the Administrative Agent and the Collateral Agent have agreed to amend certain other provisions of the Credit Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.
Incorporation of Terms and Conditions of Credit Agreement.   All of the terms and conditions of the Credit Agreement (including, without limitation, all definitions set forth therein) are specifically incorporated herein by reference.  All capitalized terms not otherwise defined herein shall have the same meaning as in the Credit Agreement, as applicable.

2.
Representations and Warranties.  Each Borrower hereby represents and warrants that (i) to its knowledge, no Default or Event of Default by the Borrowers exists under the Credit Agreement or under any other Loan Document, and (ii) after giving effect to this Amendment, all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

3.
Ratification of Loan Documents.  Each Borrower hereby acknowledges and agrees that it has no actual knowledge of any offsets, defenses, claims, or counterclaims against any Lender, any Agent, or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns with respect to the Obligations, or otherwise, and that if such Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against any Lender, any Agent or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and each Borrower hereby RELEASES each Lender, each Agent, and their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

4.	Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

a.	Amendments to Article I. The provisions of Article I are hereby amended as follows:

i.	by deleting the definition of “Committed Loan” in its entirety and by substituting the following in its stead:

“Committed Loan” means (i) an extension of credit by a Lender to the Borrowers under Article II in the form of a revolving loan or (ii) an extension of credit by a Term Lender to the Borrowers under Article II in the form of the Term Loan, as applicable.

ii.	by deleting the definition of “Interest Payment Date” in its entirety and by substituting the following in its stead:

“Interest Payment Date” means, (a) as to any Committed Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Committed Loan and the Maturity Date or the Term Loan Maturity Date, as applicable; provided, however, that if any Interest Period for a LIBO Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the first Business Day of each month and the Maturity Date or the Term Loan Maturity Date, as applicable.

iii.	by adding “or the Term Loan Maturity Date, as applicable” after the words “Maturity Date” in clause (iii) of the definition of “Interest Period”.

iv.	by deleting the definition of “Lender” in its entirety and by substituting the following in its stead:

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Term Lenders.

v.	by deleting the definition of “Loan Cap” in its entirety and by substituting the following in its stead:

“Loan Cap” means, at any time of determination, the lesser of (a) the Aggregate Commitments plus the then outstanding amount of the Term Loan and (b) the Borrowing Base at such time plus the then outstanding amount of the Term Loan.

vi.	by deleting the definition of “Note” in its entirety and by substituting the following in its stead:

“Note” means a promissory note made by the Borrowers in favor of (i) a Lender evidencing Committed Loans which are revolving loans made by such Lender, substantially in the form of Exhibit B, or (ii) a Term Lender evidencing that portion of the Term Loan made by such Term Lender, substantially in the form of Exhibit B-1, as applicable, in each case as the same may be amended, supplemented or modified from time to time.

vii.	by deleting the definition of “Outstanding Amount” in its entirety and by substituting the following in its stead:

“Outstanding Amount” means (i) with respect to Committed Loans (other than the Term Loan) on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans (other than the Term Loan), as the case may be, occurring on such date; (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts; and (iii) with respect to the Term Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of the Term Loan occurring on such date.

viii.	by deleting clause (h) of the definition of “Permitted Dispositions” in its entirety and by substituting the following in its stead:

“(h)     as long as no Default then exists or would arise therefrom, sales of Real Estate (other than the Secaucus Property) of any Loan Party (or sales of any Person or Persons created to hold such Real Estate or the equity interests in such Person or Persons), including sale-leaseback transactions involving any such Real Estate pursuant to leases on market terms, as long as, (A) such sale is made for fair market value, (B) with respect to (x) any Eligible Real Estate, the Net Proceeds paid in cash are in an amount at least equal to the greater of the amounts advanced or available to be advanced against such Eligible Real Estate under the Borrowing Base, and (y) the Rockville Property, the Net Proceeds paid in cash are in an amount at least equal to $10,000,000, (C) the Net Proceeds of such sale are utilized to repay the Obligations in accordance with the provisions of Sections 2.05(g), as applicable,  and (D) in the case of any sale-leaseback transaction permitted hereunder, the Agents shall have received from such each purchaser or transferee a Collateral Access Agreement on terms and conditions reasonably satisfactory to the Agents.

ix.	by deleting clause (f) of the definition of “Permitted Indebtedness” in its entirety and by substituting the following in its stead:

“(f)      Indebtedness incurred for the construction or acquisition or improvement of, or to finance or to refinance, any Real Estate owned or to be acquired by any Loan Party (including therein any Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder), provided that, (A) with respect to any Eligible Real Estate, the Net Proceeds paid in cash are in an amount at least equal to the greater of the amounts advanced or available to be advanced against such Eligible Real Estate under the Borrowing Base, (B) with respect to any refinancing of the Secaucus Property or the Rockville Property, the Net Proceeds paid in cash are in an amount at least equal to $10,000,000, (C) all Net Proceeds received in connection with any such Indebtedness are applied to the Obligations in accordance with the provisions of Sections 2.05(h) or (i), as applicable, and (D) in the case of a sale-leaseback transaction, the Loan Parties shall cause the holders of such Indebtedness to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Collateral Agent;”

x.	by adding “plus the then outstanding amount of the Term Loan” after “the Aggregate Commitments” in the second line of the definition of “Required Lenders”.

xi.	by adding “plus the then outstanding amount of the Term Loan” after “the Aggregate Commitments” in the second line of the definition of “Required Supermajority Lenders”.

xii.	by adding the following new definitions thereto in appropriate alphabetical order:

“Rockville Property” means the Real Estate located at 1900 Chapman Avenue, Rockville, Maryland.

“Secaucus Property” means the Real Estate located at One Syms Way, Secaucus, New Jersey.

“Second Amendment Effective Date” means March 8, 2011.

“Term Lenders” means the Persons identified on Schedule 2.01 hereto as having a Term Loan Commitment, and each assignee that becomes a party to this Agreement with respect to the Term Loan as provided in Section 10.06.

“Term Loan” means, collectively, the loans made by the Term Lenders pursuant to Section 2.01(d).

“Term Loan Applicable Margin” means the percentages set forth in the pricing grid below:

Term Loan Applicable Margin for LIBO Rate Loans	Term Loan Applicable Margin for Base Rate Loans

4.50%	3.50%

“Term Loan Commitment” means with respect to each Term Lender, the commitment of such Term Lender hereunder set forth as its Term Loan Commitment opposite its name on Schedule 2.01 hereto.  As of the Second Amendment Effective Date, the aggregate amount of the Term Loan Commitments is $10,000,000.

“Term Loan Maturity Date” means the earlier to occur of (i) April 30, 2011, (ii) the consummation of any refinancing of the Secaucus Property permitted hereunder, and (iii) the consummation of any sale-leaseback or other Disposition of the Rockville Property permitted hereunder.

b.	Amendments to Article II. The provisions of Article II are hereby amended as follows:

i.	by adding the following new clause (d) at the end of Section 2.01:

“(d)     Term Loan.  Each Term Lender, severally not jointly, agrees upon the terms and subject to the conditions set forth herein, on the Second Amendment Effective Date, to make its pro rata portion of the Term Loan to the Borrowers in a single drawing in an amount equal to such Term Lender’s Term Loan Commitment.  The aggregate outstanding principal amount of the Term Loan shall not at any time exceed $10,000,000 (as such amount may be reduced pursuant to Section 2.05(e) below).  The Term Loan Commitments shall terminate upon the making of the Term Loan on the Second Amendment Effective Date.  Any portion of the Term Loan that is repaid may not be reborrowed.  The Term Loan by the Term Lenders shall be made as either a Base Rate Loan or a LIBO Rate Loan as the Lead Borrower may request subject to and in accordance with Section 2.02.”

ii.	by deleting Section 2.05 in its entirety and by substituting the following in its stead:

“2.05   Prepayments.

(a)       The Borrowers may, upon irrevocable notice from the Lead Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans (other than the Term Loan) in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of LIBO Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of LIBO Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans (other than the Term Loan) to be prepaid and, if LIBO Rate Loans, the Interest Period(s) of such Committed Loans (other than the Term Loan).  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a LIBO Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment shall be applied to the Committed Loans (other than the Term Loan) of the Lenders in accordance with their respective Applicable Percentages.

(b)      If for any reason the Total Outstandings at any time exceed the Loan Cap, the Borrowers shall immediately prepay Committed Loans and L/C Borrowings, prepay the Term Loan, and/or Cash Collateralize the L/C Obligations (other than L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to prepay the Term Loan or Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless after the prepayment in full of the Committed Loans the Total Outstandings exceed the Loan Cap.

(c)       The Borrowers shall prepay the Committed Loans and the Term Loan and Cash Collateralize the L/C Obligations in accordance with the provisions of Section 6.13 hereof.

(d)      The Borrowers shall prepay the Committed Loans and Cash Collateralize the L/C Obligations in an amount equal to the Net Proceeds received by a Loan Party on account of any Permitted Disposition arising under clause (b) of the definition thereof in excess of the sale of five percent (5%) of the number of the Loan Parties’ Stores in any Fiscal Year.

(e)       The Borrowers shall prepay the Term Loan in an amount equal to the Net Proceeds received by a Loan Party on account of (i) any Permitted Disposition of the Rockville Property pursuant to clause (h) of the definition of “Permitted Dispositions” or (ii) any refinancing of the Secaucus Property or Rockville Property pursuant to clause (f) of the definition of “Permitted Indebtedness”.

(f)       Prepayments made pursuant to Section 2.05(b), (c) and (d) above, first, shall be applied ratably to the L/C Borrowings, second, shall be applied ratably to the outstanding Committed Loans which are Base Rate Loans, third, shall be applied ratably to the outstanding Committed Loans which are LIBO Rate Loans, fourth, shall be used to Cash Collateralize the remaining L/C Obligations, fifth, shall be applied ratably to the outstanding portion of the Term Loan which is a Base Rate Loan, sixth, shall be applied ratably to the outstanding portion of the Term Loan which is a LIBO Rate Loan, and seventh, the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Committed Loans and the Term Loan outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrowers for use in the ordinary course of its business.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable.

(g)       Prepayments made pursuant to Section 2.05(e) above, first, shall be applied ratably to the outstanding portion of the Term Loan which is a Base Rate Loan, second, shall be applied ratably to the outstanding portion of the Term Loan which is a LIBO Rate Loan, third, shall be applied ratably to the L/C Borrowings, fourth, shall be applied ratably to the outstanding Committed Loans which are Base Rate Loans, fifth, shall be applied ratably to the outstanding Committed Loans which are LIBO Rate Loans, sixth, shall be used to Cash Collateralize the remaining L/C Obligations, and seventh, the amount remaining, if any, after the prepayment in full of the Term Loan, all L/C Borrowings, Committed Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrowers for use in the ordinary course of its business.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable.

iii.	by adding “(without giving effect to the Term Loan)” after “the Total Outstandings” in the ninth line of Section 2.06(a).

iv.
by adding the following sentence at the end of Section 2.07: “To the extent not previously paid, the Borrowers shall repay the outstanding balance of the Term Loan upon the earlier to occur of (i) the Term Loan Maturity Date and (ii) the Termination Date; provided that, if the Term Loan Maturity Date occurs pursuant to clause (iii) of the definition thereof, the Collateral Agent shall continue to maintain its Lien on the Secaucus Property as Collateral for the revolving facility hereunder.”

v.	by deleting Section 2.08(a) thereof in its entirety and by substituting the following in its stead:

“(a)     (i)     Subject to the provisions of Section 2.08(b) below, (i) each LIBO Rate Loan (other than with respect to the Term Loan) shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBO Rate for such Interest Period plus the Applicable Margin; and (ii) each Base Rate Loan (other than with respect to the Term Loan) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

(ii)     Subject to the provisions of Section 2.08(b) below, (i) each portion of the Term Loan which is a LIBO Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBO Rate for such Interest Period plus the Term Loan Applicable Margin; and (ii) each portion of the Term Loan which is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Term Loan Applicable Margin.”

c.	Amendments to Article VIII. The provisions of Article VIII are hereby amended as follows:

i.	by deleting Section 8.03 in its entirety and by substituting the following in its stead:

“8.03      Application of Funds

(a)           After the exercise of remedies provided for in Section 8.02 (or after the Committed Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations (other than amounts received in connection with the Secaucus Property or the Rockville Property) shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent, each in its capacity as such;

Second, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to the extent not previously reimbursed by the Lenders, to payment to the Lenders of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances, ratably among the Lenders in proportion to the amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Committed Loans (other than the Term Loan), L/C Borrowings and other Obligations, and fees (including Letter of Credit Fees), ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Committed Loans (other than the Term Loan) and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fifth held by them;

Sixth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Seventh, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loan, ratably among the Term Lenders in proportion to the respective amounts described in this clause Seventh payable to them;

Eighth, to payment of that portion of the Obligations constituting unpaid principal of the Term Loan, ratably among the Term Lenders in proportion to the respective amounts described in this clause Eighth held by them;

Ninth, to payment of all other Obligations (including without limitation the cash collateralization of indemnification obligations as to which a claim has been made as provided in Section 10.04(g), but which is unliquidated as to amount, but excluding any Other Liabilities), ratably among the Credit Parties in proportion to the respective amounts described in this clause Ninth held by them;

Tenth, to payment of that portion of the Obligations arising from Cash Management Services to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Tenth held by them;

Eleventh, to payment of all other Obligations arising from Bank Products to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Eleventh held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

(b)      After the exercise of remedies provided for in Section 8.02 (or after the Committed Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations in connection with the Secaucus Property or the Rockville Property shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent, each in its capacity as such;

Second, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to the extent not previously reimbursed by the Lenders, to payment to the Lenders of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances, ratably among the Lenders in proportion to the amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loan, ratably among the Term Lenders in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Term Loan, ratably among the Term Lenders in proportion to the respective amounts described in this clause Fifth held by them;

Sixth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Committed Loans (other than the Term Loan), L/C Borrowings and other Obligations, and fees (including Letter of Credit Fees), ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Sixth payable to them;

Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Committed Loans (other than the Term Loan) and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Seventh held by them;

Eighth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Ninth, to payment of all other Obligations (including without limitation the cash collateralization of indemnification obligations as to which a claim has been made as provided in Section 10.04(g), but which is unliquidated as to amount, but excluding any Other Liabilities), ratably among the Credit Parties in proportion to the respective amounts described in this clause Ninth held by them;

Tenth, to payment of that portion of the Obligations arising from Cash Management Services to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Tenth held by them;

Eleventh, to payment of all other Obligations arising from Bank Products to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Eleventh held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Eighth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

5.	Amendment to Exhibits. Exhibit B-1 (Form of Term Note) attached hereto is hereby annexed as Exhibit B-1 to the Credit Agreement.

6.	Amendments to Schedules. Schedule 2.01 to the Credit Agreement (Commitments and Applicable Percentages) is hereby deleted in its entirety and Schedule 2.01 attached hereto substituted in its stead.

7.	Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

a.	This Amendment shall have been duly executed and delivered by the Borrowers and the Lenders. The Administrative Agent shall have received a fully executed original hereof.

b.
The Borrowers shall have delivered to the Administrative Agent (i) a Mortgage with respect to the Secaucus Property and (ii) the items set forth in clauses (d) through (g) of the definition of “Real Estate Eligibility Requirements” with respect to the Secaucus Property.

c.
All action on the part of the Borrowers necessary for the valid execution, delivery and performance by the Borrowers of this Amendment shall have been duly and effectively taken.  The Administrative Agent shall have received such customary corporate resolutions, certificates and other corporate documents as the Agents shall reasonably request, including, without limitation, a certificate from the chief financial officer of the Lead Borrower certifying that the Loan Parties, on a consolidated basis after giving effect to the transactions contemplated hereby, are Solvent.

d.
After giving effect to this Amendment and the transactions contemplated herein (including, without limitation, the making of the Term Loan on the Second Amendment Effective Date), no Default or Event of Default shall have occurred and be continuing.

e.
The Borrowers shall have provided evidence reasonably satisfactory to the Administrative Agent that all amounts then due and owing under the Ground Lease with respect to the Secaucus Property have been paid in full by the Borrowers.

f.
The Borrowers shall have paid an amendment fee to the Administrative Agent, for the account of the Lenders, in the amount of $200,000.  Such amendment fee shall be fully earned and due and payable on the date of this Amendment and shall not be subject to refund or rebate under any circumstances.

8.
Ground Lease Estoppel.  The Borrowers hereby agree to use their reasonable best efforts to obtain an estoppel agreement in form and substance reasonably satisfactory to the Administrative Agent from US Bank, National Association, as Trustee, as ground lessor of the Secaucus Property, on or before twenty (20) days following the Second Amendment Effective Date.

9.	Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

10.
Expenses.  The Borrowers shall reimburse the Agents for all expenses incurred in connection herewith, including, without limitation, reasonable attorneys’ fees to the extent provided in the Credit Agreement.

11.	Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument.

12.	Governing Law. This Amendment shall be construed, governed, and enforced pursuant to the laws of the State of New York.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as a sealed instrument as of the date first above written.

SYMS CORP, as Lead Borrower

By:	/s/ Marcy Syms
Name:	Marcy Syms
Title:	CEO

FILENE’S BASEMENT, LLC, as a Borrower

By:	Syms Corp, its sole member

By:	/s/ Marcy Syms
Name:	Marcy Syms
Title:	CEO

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, and as a Lender

By:	/s/ Kathleen Dimock
Name:	Kathleen Dimock
Title:	Managing Director